Exhibit 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent ot the use of our reports (and to all references made to our Firm) included in or made a part of this registration statement.

                                                /s/ Arthur Andersen LLP
                                                Arthur Andersen LLP

Orange County, California
August 19, 1997